UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2017
Date of Report (Date of earliest event reported)

GRIPEVINE INC.
Formerly known as Baixo Relocation Services Inc. (Exact name of registrant as specified in its charter)

Nevada	333-19663	35-2511643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282A Cornwall Road Oakville, Ontario Canada	L6J 7W51
(Address of principal executive offices)	(Zip Code)

(905) 337-9994
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Purchase Warrants

On January 13, 2017, the Board of Directors of Gripevine Inc., a Nevada corporation (the “Company”), authorized the execution of those certain share purchase warrant nos. 1 through 27 dated effective December 1, 2016 (collectively, the “Share Purchase Warrants”) with certain shareholders of the Company. The terms and provisions of the Share Purchase Warrants provide for the issuance of an aggregate 13,162,500 warrants (the “Warrants”). The Warrants are exercisable into 13,162,500 shares of the Company’s restricted common stock for a period of three years commencing December 1, 2016 and expiring December 1, 2019 at an exercise price of $0.40 per share.

As of the date of this Current Report, there are an aggregate of 120,000,000 shares of common stock issued and outstanding. Thus, the issuance of the Share Purchase Warrants represents approximately 10.97% of the total issued and outstanding shares.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Form of Share Purchase Warrant dated December 1, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIPEVINE INC.

Date: January 13, 2017	By:	/s/ Richard Hue
	Name:	Richard Hue
	Title:	President/Chief Executive Officer

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